Exhibit 99.1

Volt Information Sciences, Inc. Reports Second Quarter Fiscal 2020 Financial Results

New York, NY, June 16, 2020 -- (BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT) a global provider of staffing services, today announced financial results for the second fiscal quarter ended May 3, 2020.

Second Quarter Highlighted Results

•	Revenue was $207.3 million, compared to $252.1 million in the prior-year quarter; Adjusted Revenue* decreased 14.1%.
•	Gross margin was 15.6%, a 120-basis point improvement versus the comparable quarter in fiscal 2019.
•	GAAP operating loss was $4.4 million, compared to $3.8 million in the prior-year quarter; Adjusted Operating Loss* increased by $1.5 million year over year.
•	Adjusted EBITDA* was a loss of $1.4 million, a $0.1 million improvement compared to the prior-year quarter.

*Adjusted Revenue, Adjusted Operating Loss and Adjusted EBITDA are Non-GAAP measures described and defined below.

“The second quarter of fiscal 2020 has certainly been an unprecedented one for our organization. The magnitude of the COVID-19 pandemic around the world triggering a rapid shutdown of the global economy is unlike anything we have seen in Volt’s 70 year history.” said Linda Perneau, President and Chief Executive Officer. “Our experienced management team was instrumental in taking swift actions in response to this health and economic crisis, resulting in substantive SG&A reductions and improvement in both gross margin and Adjusted EBITDA. We remain well poised as the economic recovery progresses, and our focus will be on helping our clients and field employees return to work safely.”

Second Quarter Results

North American Staffing revenue for the quarter was $173.4 million, as compared to $208.9 million for the second quarter of fiscal 2019. Adjusted Revenue, which is a Non-GAAP measure, for this segment decreased approximately 14.9 percent year over year. The decrease is primarily attributable to client facility closures and reduced demand associated with COVID-19, partially offset by business wins, including from new opportunities created to meet COVID-19 specific demand with new and existing clients.

International Staffing revenue was $24.3 million, compared to $28.8 million in the second quarter of fiscal 2019. Adjusted Revenue, for this segment decreased 13.2 percent year over year. The decrease is primarily due to reduced work orders in the U.K.

North American MSP revenue was $9.7 million, as compared to $9.6 million for the second quarter of fiscal 2019. Expansion of services within existing clients and the incremental revenue associated with a shift of certain clients from the North American Staffing segment was mostly offset by factors related to COVID-19.

Gross margin for the quarter was 15.6 percent of revenue, compared to 14.4 percent of revenue in the second quarter of fiscal 2019. The change is attributable to a larger credit related to our workers’ compensation versus the prior year, and a decrease in payroll tax rates and other direct costs.

SG&A expense for the second quarter was $36.2 million, a $2.7 million reduction from the prior-year quarter. The decrease is primarily due to substantial cost reductions taken throughout the year and in response to the COVID-19 pandemic.

Adjusted EBITDA, which is a Non-GAAP measure, for the second quarter of fiscal 2020 was a loss of $1.4 million, as compared to a loss of $1.5 million in the prior-year quarter.

Business Outlook

Due to the prolonged uncertainty surrounding the timing of reopening specific geographies, the Company is not providing Adjusted Revenue guidance for the third quarter of fiscal 2020.

Earnings Conference Call and Webcast

Volt Information Sciences, Inc. will conduct a conference call on Tuesday, June 16, 2020, at 5:00 PM ET, to review the financial results for the second fiscal quarter ended May 3, 2020. Investors interested in participating on the live call can dial 1-877-407-9039 within the U.S. or 1-201-689-8470 from abroad, and reference conference ID 13703899. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of the Company’s website at www.volt.com. A replay of the webcast will be archived on Volt’s investor relations website for 90 days.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks. Such risks include, among others, general economic, competitive and other business conditions (including the potential impact of the strain of coronavirus known as COVID-19 on our operations as well as the operations of our customers), the degree and timing of customer utilization and renewal rate for contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the “Risk Factors” and other sections of the Company reports filed with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, including Adjusted Revenue, Adjusted Operating Income (Loss) and Adjusted EBITDA, which include adjustments to our GAAP financial results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, including on a constant currency basis, eliminating the impact of businesses sold or exited, the extra operating week in the fourth quarter of fiscal 2019 and special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue is defined as revenue excluding businesses exited, the effect of foreign currency translation and the extra operating week in the fourth quarter of fiscal 2019. The Company has also migrated certain clients from a traditional staffing model to a managed service model, resulting in the Company now managing a greater percentage of such clients’ business under its North American MSP.  This shift provides increased opportunity for the Company with the relevant clients. However, due to the structure of MSP arrangements, revenue is recognized on a net basis, thereby reducing revenues on a comparative period basis. Beginning in the first quarter of 2020, the Company includes such delivery model shifts within the Adjusted Revenue measurement, as it provides a more comparable basis for evaluating performance results from period to period and reflects the method used by management to evaluate performance. A reconciliation is shown in the tables at the end of this press release.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Adjusted Operating Income (Loss) is defined as operating income (loss) excluding businesses exited and the extra operating week in the fourth quarter of fiscal 2019.

The Company believes the presentation of Adjusted Operating Income (Loss) is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

The Company’s computation of Adjusted Revenue, Adjusted EBITDA and Adjusted Operating Income (Loss) may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com

Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

Results of Operations (in thousands, except per share data)

	Three Months Ended			Six Months Ended
	May 3, 2020	February 2, 2020	April 28, 2019	May 3, 2020	April 28, 2019

Net revenue	$207,275	$217,766	$252,070	$425,041	$505,506
Cost of services	175,038	186,339	215,813	361,377	431,550
Gross margin	32,237	31,427	36,257	63,664	73,956

Selling, administrative and other operating costs	36,189	39,497	38,939	75,686	78,749
Restructuring and severance costs	411	1,246	724	1,657	783
Impairment charges	—	11	347	11	347
Operating loss	(4,363)	(9,327)	(3,753)	(13,690)	(5,923)

Interest income (expense), net	(621)	(700)	(699)	(1,321)	(1,445)
Foreign exchange gain (loss), net	(266)	(328)	(314)	(594)	(101)
Other income (expense), net	(152)	(258)	(166)	(410)	(405)
Loss before income taxes	(5,402)	(10,613)	(4,932)	(16,015)	(7,874)
Income tax provision	23	195	233	218	506
Net loss	$(5,425)	$(10,808)	$(5,165)	$(16,233)	$(8,380)

Per share data:
Basic:
Net loss	$(0.25)	$(0.50)	$(0.24)	$(0.76)	$(0.40)
Weighted average number of shares	21,416	21,416	21,082	21,416	21,081

Diluted:
Net loss	$(0.25)	$(0.50)	$(0.24)	$(0.76)	$(0.40)
Weighted average number of shares	21,416	21,416	21,082	21,416	21,081

Segment data:

Net revenue:
North American Staffing	$173,386	$182,395	$208,871	$355,781	$420,719
International Staffing	24,303	26,223	28,809	50,526	55,075
North American MSP	9,745	9,369	9,579	19,114	17,796
Corporate and Other	187	203	5,431	390	13,277
Eliminations	(346)	(424)	(620)	(770)	(1,361)
Net revenue	$207,275	$217,766	$252,070	$425,041	$505,506

Operating income (loss):
North American Staffing	$2,576	$99	$2,544	$2,675	$6,431
International Staffing	196	374	628	570	932
North American MSP	491	754	1,100	1,245	2,065
Corporate and Other	(7,626)	(10,554)	(8,025)	(18,180)	(15,351)
Operating loss	$(4,363)	$(9,327)	$(3,753)	$(13,690)	$(5,923)

Work days	65	59	65	124	124

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Six Months ended
	May 3, 2020	April 28, 2019

Cash, cash equivalents and restricted cash beginning of the period	$38,444	$36,544

Cash used in all other operating activities	(7,161)	(6,239)
Changes in operating assets and liabilities	10,071	15,697
Net cash provided by operating activities	2,910	9,458

Purchases of property, equipment, and software	(3,092)	(4,058)
Net cash provided by (used in) all other investing activities	615	(21)
Net cash used in investing activities	(2,477)	(4,079)

Net draw-down of borrowings	5,000	5,000
Debt issuance costs	(243)	(177)
Net cash used in all other financing activities	(6)	(40)
Net cash provided by financing activities	4,751	4,783

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(521)	(249)

Net increase in cash, cash equivalents and restricted cash	4,663	9,913

Cash, cash equivalents and restricted cash end of the period	$43,107	$46,457

Cash paid during the period:
Interest	$1,382	$1,560
Income taxes	$258	$216

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$26,223	$39,689
Restricted cash included in Restricted cash and short term investments	16,884	6,768
Cash, cash equivalents and restricted cash, at end of period	$43,107	$46,457

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	May 3, 2020	November 3, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,223	$28,672
Restricted cash and short-term investments	19,445	12,794
Trade accounts receivable, net of allowances of $150 and $117, respectively	116,373	135,950
Other current assets	8,480	7,252
TOTAL CURRENT ASSETS	170,521	184,668
Property, equipment and software, net	24,792	25,890
Right of use assets - operating leases	43,495	—
Other assets, excluding current portion	6,538	7,446
TOTAL ASSETS	$245,346	$218,004

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$16,644	$21,507
Accounts payable	29,668	36,341
Accrued taxes other than income taxes	13,360	11,244
Accrued insurance and other	21,008	24,654
Operating lease liabilities	7,807	—
Income taxes payable	1,651	1,570
TOTAL CURRENT LIABILITIES	90,138	95,316
Accrued insurance and other, excluding current portion	12,733	12,029
Operating lease liabilities, excluding current portion	40,312	—
Deferred gain on sale of real estate, excluding current portion	—	20,270
Income taxes payable, excluding current portion	289	289
Deferred income taxes	12	17
Long-term debt	58,916	53,894
TOTAL LIABILITIES	202,400	181,815

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	—	—
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,408,659 and 21,367,821 shares, respectively	2,374	2,374
Paid-in capital	78,593	77,688
(Accumulated deficit) retained earnings	(5,673)	(10,917)
Accumulated other comprehensive loss	(7,039)	(6,801)
Treasury stock, at cost; 2,329,344 and 2,370,182 shares, respectively	(25,309)	(26,155)
TOTAL STOCKHOLDERS' EQUITY	42,946	36,189
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$245,346	$218,004

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended
	May 3, 2020	April 28, 2019
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(5,425)	$(5,165)
Selling, administrative and other operating costs	—	(486	)(b)
Restructuring and severance costs	411 (a)	724	(c)
Impairment Costs	—	347	(d)
Non-GAAP net loss	$(5,014)	$(4,580)

	Three Months Ended
	May 3, 2020	April 28, 2019
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(5,425)	$(5,165)
Selling, administrative and other operating costs	—	(486	)(b)
Restructuring and severance costs	411 (a)	724	(c)
Impairment Costs	—	347	(d)
Depreciation and amortization	2,027	1,755
Share-based compensation expense	508	(95)
Total other (income) expense, net	1,039	1,179
Provision for income taxes	23	233
Adjusted EBITDA	$(1,417)	$(1,508)

Special item adjustments consist of the following:

(a)	Relates to actions taken by the Company as part of its continued efforts to reduce costs and to offset COVID-19 related revenue losses.

(b)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.

(c)	Relates to exit of customer care solutions business and continued efforts to reduce costs.

(d)	Relates to exit of customer care solutions business.

GAAP to Non-GAAP Reconciliations

(in thousands)

	Six Months Ended
	May 3, 2020	April 28, 2019
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(16,233)	$(8,380)
Selling, administrative and other operating costs	—	(972	)(b)
Restructuring and severance costs	1,657 (a)	783	(c)
Impairment Costs	11	347	(d)
Non-GAAP net loss	$(14,565)	$(8,222)

	Six Months Ended
	May 3, 2020	April 28, 2019
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(16,233)	$(8,380)
Selling, administrative and other operating costs	—	(972	)(b)
Restructuring and severance costs	1,657 (a)	783	(c)
Impairment Costs	11	347	(d)
Depreciation and amortization	4,000	3,358
Share-based compensation expense	1,019	(208)
Total other (income) expense, net	2,325	1,951
Provision for income taxes	218	506
Adjusted EBITDA	$(7,003)	$(2,615)

Special item adjustments consist of the following:

(a)

Primarily relates to the strategic initiative costs to offshore a significant number of identified roles to our staffing operations in India and continued efforts to reduce costs and to offset COVID-19 related revenue losses.

(b)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.

(c)	Relates to exit of customer care solutions business and continued efforts to reduce costs.

(d)	Relates to exit of customer care solutions business.

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended May 3, 2020	Three Months Ended April 28, 2019
	As Reported	As Reported	FX impact	Business Exited	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$173,386	$208,871	$—	$(266)	$(4,825)	$203,780
International Staffing	24,303	28,809	(826)	—	—	27,983
North American MSP	9,745	9,579	—	—	122	9,701
Corporate and Other	187	5,431	—	(5,257)	—	174
Eliminations	(346)	(620)	—	266	—	(354)
Total Revenue	$207,275	$252,070	$(826)	$(5,257)	$(4,703)	$241,284
% change						-14.1%

	Six Months Ended May 3, 2020	Six Months Ended April 28, 2019
	As Reported	As Reported	FX impact	Business Exited	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$355,781	$420,719	$—	$(616)	$(7,388)	$412,715
International Staffing	50,526	55,075	(932)	—	—	54,143
North American MSP	19,114	17,796	—	—	188	17,984
Corporate and Other	390	13,277	—	(12,931)	—	346
Eliminations	(770)	(1,361)	—	616	—	(745)
Total Revenue	$425,041	$505,506	$(932)	$(12,931)	$(7,200)	$484,443
% change						-12.3%

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended May 3, 2020			Three Months Ended April 28, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$2,576	$—	$2,576	$2,544	$—	$2,544
International Staffing	196	—	196	628	1	629
North American MSP	491	—	491	1,100	—	1,100
Corporate and Other	(7,626)	(45)	(7,671)	(8,025)	801	(7,224)
Total Operating Loss	$(4,363)	$(45)	$(4,408)	$(3,753)	$802	$(2,951)

	Six Months Ended May 3, 2020			Six Months Ended April 28, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$2,675	$—	$2,675	$6,431	$—	$6,431
International Staffing	570	—	570	932	4	936
North American MSP	1,245	—	1,245	2,065	—	2,065
Corporate and Other	(18,180)	(13)	(18,193)	(15,351)	135	(15,216)
Total Operating Loss	$(13,690)	$(13)	$(13,703)	$(5,923)	$139	$(5,784)

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended May 3, 2020			Three Months Ended April 28, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Loss
Gross Margin	$32,237	$—	$32,237	$36,257	$136	$36,393
Selling, administrative and other operating costs	36,189	—	36,189	38,939	(66)	38,873
Restructuring and severance costs	411	45	456	724	(253)	471
Impairment charges	—	—	—	347	(347)	—
Total Operating Loss	$(4,363)	$(45)	$(4,408)	$(3,753)	$802	$(2,951)

	Six Months Ended May 3, 2020			Six Months Ended April 28, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Loss
Gross Margin	$63,664	$—	$63,664	$73,956	$(869)	$73,087
Selling, administrative and other operating costs	75,686	—	75,686	78,749	(399)	78,350
Restructuring and severance costs	1,657	13	1,670	783	(262)	521
Impairment charges	11	—	11	347	(347)	—
Total Operating Loss	$(13,690)	$(13)	$(13,703)	$(5,923)	$139	$(5,784)